EXHIBIT 99

[AMERICAN TOWER LOGO]

FOR IMMEDIATE RELEASE

ATC Contact: Anne Alter

Vice President of Finance, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FIRST QUARTER RESULTS

•	Same tower revenue and same tower cash flow growth of 14% and 19%, respectively
•	EBITDA increased 35% to $89.7 million and EBITDA margin improved to 50.6%
•	Rental and management segment operating profit increased 30% to $95.3 million
•	Income from operations of $1.6 million and net loss of $91.6 million

Boston, Massachusetts – April 30, 2003 – American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2003.

For the three months ended March 31, 2003, revenues decreased to $177.2 million, from $186.6 million for the three months ended March 31, 2002, while rental and management revenues increased to $146.5 million from $126.6 million, reflecting the Company’s strategic focus on its core rental and management operations and selective reduction of its services operations. Loss from continuing operations before cumulative effect of change in accounting principle increased to $80.4 million, or $0.41 per share, for the three months ended March 31, 2003 from $56.1 million, or $0.29 per share, for the same period in 2002. Net loss decreased to $91.6 million, or $0.47 per share, for the three months ended March 31, 2003 from $634.4 million, or $3.25 per share, for the same period in 2002. The period ended March 31, 2002 included a $562.6 million, or $2.88 per share, charge for cumulative effect of change in accounting principle for the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets”.

EBITDA (“operating income (loss) before depreciation and amortization and impairments and net loss (gain) on sale of long-lived assets plus interest income, TV Azteca, net”) increased to $89.7 million for the three months ended March 31, 2003 from $66.4 million for the same period in 2002. Rental and management segment operating profit (“rental and management revenue less rental and management operating expenses plus interest income, TV Azteca, net”) increased to $95.3 million for the three months ended March 31, 2003 from $73.1 million for the same period in 2002. The Company generated free cash flow (“EBITDA less interest expense and capital expenditures incurred, excluding acquisitions and divestitures”) of $7 million for the three months ended March 31, 2003.

In February 2003, the Company entered into an agreement to sell a rental building. Accordingly, results for all periods presented have been adjusted to reflect the rental building as discontinued operations, in accordance with generally accepted accounting principles (GAAP). As a result, rental and management revenue and rental and management segment operating profit were reduced by approximately $1.0 million and $0.5 million, respectively, for the first quarter 2003 and by $1.1 million and $0.7 million, respectively, for the same period in the prior year.

Steve Dodge, American Tower’s Chairman and Chief Executive Officer, stated, “We feel good about the work we were able to get done in the first quarter. We continued to progress operationally, with solid organic revenue gains from our tower division, pronounced margin expansion, and a continuation of the free cash flow theme that began in Q-4 of last year. Customer leasing activity levels at our sites are consistent with our forecast, and may be firming some as we look into the second quarter and beyond. We remain confident that our tower division, which contributes more than 95% of the Company’s operating cash flow, will perform to plan for the balance of year. While services were soft and may continue to be for a period of time, the strategic steps we have taken to diminish our exposure to this segment are clearly paying off.

(Continued)

“We also completed a $420 million units offering during the quarter, which produced a range of benefits, most particularly the ability to take out the 2003 convert. As well, through this zero coupon financing and the subsequent reduction and amendment to our credit facilities, we have set the stage for significant and ongoing gains in liquidity. Further, we now have the flexibility to opportunistically apply our growing free cash flow to a range of debt reduction alternatives.

“Perhaps the most satisfying aspect of the quarter has been to see our investors making money once again. We appreciate their continued and renewed support, and we aim to keep on delivering.”

Operating Highlights

Organic same tower revenue and same tower cash flow growth on the 12,854 North American towers owned as of the beginning of the first quarter 2002 and the end of the first quarter 2003 was 14% and 19%, respectively.

Rental and management segment operating profit increased 30% to $95.3 million and rental and management segment operating profit margins improved to 65.0% for the three months ended March 31, 2003, from 57.7% in the same period in 2002. On a sequential basis and excluding approximately $4 million of net non-recurring positive items in the fourth quarter 2002, rental and management segment operating profit increased approximately $4 million and margins improved from 63.5% in the fourth quarter 2002.

Free cash flow of $7 million was generated in the first quarter 2003, which reflects approximately $15 million of non-cash interest expense from the accretion of our discount notes and amortization of deferred financing costs.

Asset Transactions

During the first quarter 2003, the Company closed on $72.2 million of previously announced divestitures including Maritime Telecommunications Network, a subsidiary of Verestar; Flash Technologies, its remaining service components business; and certain rental buildings and non-core tower assets.

As stated above, in February 2003 the Company signed an agreement to sell a rental building for a purchase price of approximately $18.5 million, including approximately $2.4 million cash proceeds and the buyer’s assumption of $16.1 million of related debt. Accordingly, the Company has adjusted its March 31, 2003 and 2002 financial statements, as well as its 2003 Outlook, to reflect the rental building as discontinued operations. The Company anticipates that it may sell in excess of $50 million of additional non-core assets in the remainder of 2003, including the $18.5 million described above.

The Company has closed approximately $56.5 million of the $100 million NII Holdings Inc. tower acquisition, as of the end of the first quarter 2003, including approximately $30.3 million in the first quarter 2003. The Company now expects to close the remaining $43.5 million of the NII Holdings Inc. acquisition in stages throughout the remainder of 2003.

Financing Highlights

In January 2003, the Company and its subsidiary, American Towers, Inc. (“ATI”), completed an approximately $420 million units offering, consisting of 12.25% senior subordinated discount notes of ATI and warrants to purchase class A common stock of the Company.

In February 2003, the Company successfully amended its credit facilities to allow the Company to use the proceeds from the offering to repurchase the 2.25% convertible notes. In connection with the amendment, the Company prepaid $200 million of term loans under the credit facilities and reduced the revolving loan commitments by $225 million to $425 million.

(Continued)

As a result of the offering and the amendment, the Company has the right to use $217 million of restricted cash and investments to pay, repurchase, redeem, or retire the 2.25% convertible notes. If the put option of the holders of the 2.25% convertible notes is satisfied by other means, the Company may use any remaining funds to pay, repurchase, redeem, or retire any convertible or senior notes of the Company until June 30, 2004.

During the first quarter 2003, the Company exchanged $4 million of principal value (approximately $3.2 million accreted value) of the 2.25% convertible for approximately 600,000 shares of its Class A common stock. The company recorded a non-cash charge of $2.7 million associated with this transaction.

In April 2003, the Company closed additional exchanges of approximately $67.5 million of principal value (approximately $53.3 million accreted value as of March 31, 2003) for approximately 6,572,000 shares of its Class A common stock and $18.5 million in cash. The company expects to record a non-cash charge of approximately $29 million associated with these transactions in the second quarter 2003 and has included this charge in its revised outlook.

As of March 31, 2003, the Company had $318.6 million in cash and cash equivalents, including the $217 million of restricted cash and investments, and had not drawn on its revolving loan facility since April, 2002. Based on the financial covenants of the amended credit facilities, the Company has the ability to draw the entire undrawn portion of its $425 million revolving loan. The undrawn and available portion of the revolving loan amounts to approximately $237.9 million, which is the $425 million total less $2.9 million of pro-rata prepayments from the proceeds of the sale of Maritime Telecommunications Network, $157.1 million outstanding on the revolving loan and $27.1 million in outstanding letters of credit. Combined with cash on hand as of March 31, 2003, the Company had a total of $556.5 million in total liquidity.

Quarterly and Full Year 2003 Outlook

On page 10 of this release, the Company has provided its 2003 outlook on a full year and quarterly basis for each of its two operating segments.

The Company anticipates a solid lease-up environment for its existing towers for the remainder of 2003 and maintains its expectation for organic revenue growth rates of 10% to 14%. The Company has adjusted its rental and management outlook to reflect first quarter 2003 actual results, the reduction of $4 million in annual rental and management revenues related to the discontinued operations of the rental building and the slower than anticipated closings on the NII Holdings transaction.

The Company has adjusted its revenue and operating profit outlook for its services segment to better reflect current business trends.

The Company has adjusted its expectation for total capital expenditures incurred of between $50 million and $65 million. Rental and Management capital expenditures incurred are expected to range from $45 million to $55 million, including $25 million to $35 million for constructing 100 to 150 new wireless towers, and approximately $20 million for tower maintenance and augmentation. Services and Corporate capital expenditures incurred are expected to range from $2 million to $5 million and Verestar capital expenditures incurred are expected to range from $3 million to $5 million.

Conference Call Information

American Tower will host a conference call today at 11:00 a.m. Eastern to discuss quarterly results and the Company’s outlook for quarterly 2003 and full year 2003. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Steve Dodge, Chief Executive Officer, Jim Taiclet, President, and other executive officers. The dial-in numbers are US/Canada:

800-603-0809, international: 706-643-3257, no access codes required. A replay of the call will be available from 2:00 p.m. Eastern Wednesday, April 30, 2003 until 12:00 a.m. Eastern Thursday, May 8, 2003. The replay dial-in numbers are US: 800-642-1687, and international: 706-645-9291, access code 9800374. American Tower will also sponsor a live simulcast of the call on its web site, http://investor.americantower.com. A replay of the call will be available on the web site shortly after the conclusion of the call.

(Continued)

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. Giving effect to pending transactions, American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. Of the 15,000 sites, approximately 14,000 are owned or leased towers and approximately 1,000 are managed and lease/sublease sites. Based in Boston, American Tower has regional hub offices in Boston, Atlanta, Chicago and Mexico City. For more information about American Tower Corporation, please visit our web sites www.americantower.com.

About EBITDA, Same tower Cash Flow, Free Cash Flow and EBITDA Margin

We do not consider EBITDA, same tower cash flow, free cash flow, and EBITDA margin as substitutes for other measures of profitability or liquidity determined in accordance with generally accepted accounting principles (GAAP) in the United States, such as operating income or cash flows from operating activities. EBITDA, same tower cash flow, free cash flow, and EBITDA margin are not calculated in accordance with GAAP; however, we have included them in this release as additional information because they are commonly used in the communications site industry as a measure of a company’s operating performance. More specifically, we believe they can assist in comparing company performances on a consistent basis without regard to depreciation and amortization. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, our measure of EBITDA, same tower cash flow, free cash flow, and EBITDA margin may not be comparable to similarly titled measures of other companies. Reconciliations of these measures to GAAP are included on page 11 of this release. Our results under GAAP are set forth in the financial statements attached on pages 5-8 of this release.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space, which would materially and adversely affect our operating results; (2) continuation of the current U.S. economic slowdown, which could materially and adversely affect our business; (3) our substantial leverage and debt service obligations may adversely affect our operating results by restricting our ability to allocate capital to income producing assets; (4) restrictive covenants in our credit facilities and our senior and discount notes could adversely affect our business by further limiting our flexibility; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) if we issue a significant amount of equity securities, the trading price for our shares of Class A Common Stock could be adversely affected; (8) operations in foreign countries could lead to expropriations, government regulations, funds inaccessibility, foreign exchange exposure and management problems; and (9) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Business Factors That May Affect Future Results” in our Form 10-K for the year ended December 31, 2002, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
REVENUES:
Rental and management	$146,462	$126,601
Network development services	30,699	60,015

Total operating revenues	177,161	186,616

OPERATING EXPENSES:
Rental and management	54,696	56,951
Network development services	29,632	54,568
Depreciation and amortization	80,840	75,083
Corporate general and administrative expense	6,035	6,829
Restructuring expense		2,822
Development expense	613	2,449
Impairments and net loss (gain) on sale of long-lived assets	3,696	(3,706)

Total operating expenses	175,512	194,996

INCOME (LOSS) FROM OPERATIONS	1,649	(8,380)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,502	3,429
Interest income	926	1,037
Interest expense	(71,742)	(63,770)
Loss on investments and other expense (A)	(25,214)	(1,547)
Loss from write-off of deferred financing fees and extinguishment of debt (B)	(5,841)	(8,869)
Note conversion expense	(2,650)
Minority interest in net earnings of subsidiaries	(570)	(243)

Total other expense	(101,589)	(69,963)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(99,940)	(78,343)
INCOME TAX BENEFIT	19,508	22,214

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(80,432)	(56,129)
LOSS FROM DISCONTINUED OPERATIONS, NET (C)	(11,191)	(15,642)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(91,623)	(71,771)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $14,438 (D)		(562,618)

NET LOSS	$(91,623)	$(634,389)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations before cumulative effect of change in accounting principle	$(0.41)	$(0.29)
Discontinued operations	(0.06)	(0.08)
Cumulative effect of change in accounting principle		(2.88)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.47)	$(3.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	195,703	195,288

OTHER OPERATING DATA
(In thousands)
EBITDA (E)	$89,687	$66,426

(Continued)

NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Includes a non-cash investment impairment charge of approximately $19.3 million for the three months ended March 31, 2003.

(B)	In the three months ended March 31, 2002, the Company recorded a loss of $1.7 million consisting of the write-off of deferred financing fees related to the repayment of amounts outstanding under its Mexican credit facility. In prior years the loss was presented as an extraordinary item net of a tax benefit of $0.6 million. In accordance with the provisions of SFAS No. 145 (adopted in the first quarter of 2003), the loss has been reclassified to loss from write-off of deferred financing fees and extinguishment of debt.

(C)	During 2002, the Company committed to the disposal of its entire Satellite and Fiber Network Access Services segment and certain components within its Rental and Management and Services segments. During the first quarter of 2003, the Company also committed to the disposal of an additional rental building within its Rental and Management segment. The total revenue and operating profit for this building for the three months ended March 31, 2003 and 2002 were approximately $1.0 million, $0.5 million, $1.1 million and $0.7 million, respectively. The above statements of operations have been adjusted to reflect the results of these operations as discontinued operations.

(D)	Effective January 1, 2002, the Company adopted SFAS No. 142 “Goodwill and Other Intangible Assets” and recognized a $562.6 million charge (net of a tax benefit of $14.4 million) as the cumulative effect of a change in accounting principle related to the write-down of goodwill to its fair value. In accordance with SFAS No. 142, the charge was orginally recorded effective January 1, 2002 in the statement of operations for the the six months ended June 30, 2002 and is now reflected in the three months ended March 31, 2002.

(E)	EBITDA is defined as income (loss) from operations before depreciation and amortization and impairments and net loss (gain) on sale of long-lived assets, plus interest income, TV Azteca, net.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2003	2002
ASSETS
Current Assets:
Cash and cash equivalents	$101,411	$127,292
Restricted cash and investments	217,188
Accounts receivable, net	78,778	83,177
Other current assets	77,835	91,060
Assets held for sale	185,158	234,724

Total current assets	660,370	536,253

Property and equipment, net	2,695,440	2,734,885
Goodwill and other intangible assets, net	1,724,509	1,745,504
Deferred income taxes	393,880	383,431
Other long-term assets	248,698	262,130

Total	$5,722,897	$5,662,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$112,866	$124,412
Accrued interest	36,048	63,611
Convertible notes, net—2.25%	209,501	210,899
Current portion of long-term obligations (excluding 2.25% convertible notes)	75,774	59,243
Other current liabilities	45,347	47,123
Liabilities held for sale	183,087	165,006

Total current liabilities	662,623	670,294

Long-term obligations	3,300,637	3,194,537
Other long-term liabilities	33,478	41,482

Total liabilities	3,996,738	3,906,313

Minority interest in subsidiaries	16,018	15,567

STOCKHOLDERS’ EQUITY:
Class A Common Stock	1,863	1,856
Class B Common Stock	79	79
Class C Common Stock	23	23
Additional paid-in capital	3,700,292	3,642,019
Accumulated deficit	(1,978,653)	(1,887,030)
Accumulated other comprehensive loss	(2,377)	(5,564)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,340)

Total stockholders’ equity	1,710,141	1,740,323

Total	$5,722,897	$5,662,203

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2003	2002
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Net loss	$(91,623)	$(634,389)
Cumulative effect of change in accounting principle, net		562,618
Other non-cash items reflected in statement of operations	112,283	85,655
Decrease in assets	14,874	23,182
Decrease in liabilities	(28,475)	(45,069)

Cash provided by (used for) operating activities	7,059	(8,003)

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(18,821)	(83,251)
Payments for acquisitions, net of cash acquired	(30,521)	(15,514)
Proceeds from sale of businesses and other long-term assets	72,154	17,568
Deposits, investments and other long-term assets	1,205	(9,652)

Cash provided by (used for) investing activities	24,017	(90,849)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Borrowings under credit facilities		145,000
Proceeds from senior subordinated notes and warrants offering	419,884
Repayment of credit facilities and other long-term obligations	(240,595)	(99,114)
Restricted cash and investments	(217,059)	46,572
Deferred financing costs and other	(19,187)

Cash (used for) provided by financing activities	(56,957)	92,458

NET DECREASE IN CASH AND CASH EQUIVALENTS	(25,881)	(6,394)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	127,292	35,958

CASH AND CASH EQUIVALENTS, END OF PERIOD	$101,411	$29,564

CASH PAID FOR INCOME TAXES	$276	$744

CASH PAID FOR INTEREST	$91,572	$88,529

(Continued)

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL

(in millions)

Three Months Ended
March 31, 2003
CAPITAL EXPENDITURES INCURRED
Wireless tower construction	$5
Broadcast tower construction	0
Maintenance/Improvements	2
Land	0
Services	0
Verestar	3
Corporate	1

Total capital expenditures incurred	$11

SELECTED BALANCE SHEET DETAIL (in millions)
March 31, 2003
LIQUIDITY
Cash and cash equivalents	$101
Restricted cash and investments	217

Total cash and cash equivalents	$318

Available borrowings (a)	238

Total liquidity	$556

LONG TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION
Revolving line of credit	$157
Term loan A	699
Term loan B	416
12.25% Senior subordinated discount notes, due 2008	377
9.375% Senior notes, due 2009	1,000
6.25% Convertible notes, due 2009	213
2.25% Discounted convertible notes, due 2009	210
5.00% Convertible notes, due 2010	450
Capital leases	47
Notes payable	17

Total long term obligations	$3,586

Net debt (Total long term obligations less total cash and cash equivalents)	$3,268

SHARES OUTSTANDING (in millions)	196.3

SELECTED TOWER PORTFOLIO DETAIL

			Three Months Ended
			March 31, 2003
Same tower revenue growth (b)			14%
Same tower cash flow growth (b)			19%

ACTIVE TOWER COUNTS	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
Beginning Balance, 1/1/03	13,256	336	981	14,573
New Construction	16			16
Acquisitions	180			180
Reductions	(25)	(1)	(9)	(35)

Ending Balance, 3/31/03 13,427	13,427	335	972	14,734

(a)	Available borrowings under Revolving Loan based on most restrictive covenant as of 3/31/03, adjusted for outstanding letters of credit of $27 million.
(b)	Same tower revenue and cash flow growth include U.S. and Mexico owned wireless and broadcast towers.

(Continued)

American Tower Corporation Financial Summary

April 30, 2003

(In Millions, Except Per Share Data)

QUARTERLY AND FULL YEAR 2003 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of April 30, 2003. Company outlook is based on assumptions about the number of new builds constructed, tenant lease-up and the timing of tower closings. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information.

“Segment operating profit” is defined as segment revenues less segment operating expenses before depreciation and amortization, development expense, restructuring expense, corporate general and administrative expense, and impairments and net loss on sale of long-lived assets. Segment operating profit for rental and management includes interest income TV Azteca, net.

“EBITDA” is defined as income (loss) from operations before depreciation and amortization and impairments and net loss (gain) on sale of long-lived assets, plus interest income, TV Azteca, net.

	Q2 2003 Outlook Ranges	Q3 2003 Outlook Ranges	Q4 2003 Outlook Ranges	Full Year 2003 Outlook Ranges
Rental and Management Revenue	$151 to $153	$157 to $161	$163 to $168	$617 to $628
Rental and Management Segment Operating Profit	98 to 102	103 to 107	108 to 114	404 to 418
(Includes Interest Income, TV Azteca, net)
Services Revenue	30 to 40	35 to 45	35 to 45	131 to 161
Services Segment Operating Profit	2 to 4	3 to 5	3 to 4	9 to 14
Total Revenue	181 to 193	192 to 206	198 to 213	748 to 789
Total Segment Operating Profit	100 to 106	106 to 112	111 to 118	413 to 432
Corporate Expense	6 to 5	6 to 5	6 to 5	24 to 21
Development Expense	1 to 1	1 to 1	1 to 1	4 to 4
EBITDA	93 to 100	99 to 106	104 to 112	385 to 407
Depreciation and Amortization	82 to 80	82 to 80	82 to 80	327 to 321
Income (loss) from operations	7 to 16	13 to 22	18 to 28	40 to 68
Interest Expense	72 to 70	72 to 69	69 to 67	285 to 278
Basic and Diluted Net Loss Per Common Share Before Discontinued Operations	$(0.41) to $(0.37)	$(0.23) to $(0.19)	$(0.20) to $(0.16)	$(1.25) to $(1.13)
Interest Exp., excluding accretion and deferred financing	52 to 50	52 to 49	50 to 48	211 to 204
Capital Expenditures Incurred	15 to 20	12 to 17	12 to 17	50 to 65

Acquisition spending for the year 2003 is expected to be approximately $74 million, all of which is for the NII Holdings transaction, and $30 million of which had been spent as of March 31, 2003.

RECONCILIATION OF OUTLOOK TO GAAP MEASURES

The reconciliation of income (loss) from operations to EBITDA is as follows:	Q2 2003 Outlook Ranges	Q3 2003 Outlook Ranges	Q4 2003 Outlook Ranges	Full Year 2003 Outlook Ranges
Income (loss) from operations	$7 to $16	$ 13 to $ 22	$ 18 to $ 28	$ 40 to $ 68
Impairments and net loss (gain) on sale of long-lived assets	— to —	— to —	— to —	4 4
Depreciation and amortization	82 to 80	82 to 80	82 to 80	327 to 321
Interest income, TV Azteca, net	4 to 4	4 to 4	4 to 4	14 to 14

EBITDA	$93 to $100	$99 to $106	$104 to $112	$385 to $407

(Continued)

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

In Thousands

Same tower cash flow The reconciliation of same tower cash flow for the 12,854 towers owned as of the end of the first quarter 2003 and the beginning of the first quarter 2002 is as follows:	Three Months Ended March 31,
	2003	2002
Rental and management revenue	$146,462	$126,601
Revenue from towers not owned as 1/1/2002, towers in Brazil, real estate and managed or lease/subleased towers	(12,235)	(8,393)

Same tower revenue on 12,854 towers	$134,227	$118,208

Rental and management expense	(54,696)	(56,951)
Rental and management regional overhead	11,481	14,388
Expenses from towers not owned as 1/1/2002, towers in Brazil, real estate and managed or lease/subleased towers	3,717	4,096

Same tower expenses on 12,854 towers	$(39,498)	$(38,467)

Same tower cash flow on 12,854 towers	$94,729	$79,741

Capital expenditures incurred, excluding acquisitions and divestitures The reconciliation of capital expenditures incurred, excluding acquisitions and divestitures is as follows:	Three Months Ended March 31,
	2003	2002
Payments for purchase of property and equipment and construction activities	$18,821	$83,251
Change in accrued capital expenditures	(7,810)	(25,271)

Capital expenditures incurred, excluding acquisitions and divestitures	$11,011	$57,980

EBITDA, Free cash flow, and EBITDA margin The reconciliation of operating income (loss) to EBITDA, free cash flow and EBITDA margin is as follows:	Three Months Ended March 31,
	2003	2002
Income (loss) from operations	$1,649	$(8,380)
Depreciation and amortization	80,840	75,083
Impairments and net loss (gain) on sale of long-lived assets	3,696	(3,706)
Interest income, TV Azteca, net	3,502	3,429

EBITDA	$89,687	$66,426

Interest expense	(71,742)	(63,770)
Capital expenditures incurred, excluding acquisitions and divestitures	(11,011)	(57,980)

Free cash flow	6,934	(55,324)

Accretion of 2.25% discount convertible notes due 2009	1,754	1,650
Accretion of 12.25% senior subordinated discount notes due 2008	8,582	—
Accretion of warrants discount (issued in conjunction with 12.25% notes)	1,496	—
Amortization of deferred financing fees	3,369	3,255

Free cash flow, excluding accretion and amortization of deferred financing	$22,135	$(50,419)

EBITDA	$89,687	$66,426
Divided by total operating revenues	177,161	186,616

EBITDA margin	50.6%	35.6%